                                                                  Exhibit 11.1

                MAUNA LOA MACADAMIA PARTNERS, L.P.
      COMPUTATION OF NET INCOME PER CLASS A UNIT (UNAUDITED)
               (in thousands, except per unit data)

                                                          For the quarters ended
                                                                 March 31,
                                                          ----------------------
                                                            1998          1997
                                                           ------        ------
Net income                                                 $  669        $  226

Class A Unitholders (ownership percentage)                 x   99%       x   99%
                                                           ------        ------

Net income allocable to Class A Unitholders                $  662        $  224
                                                           ------        ------
                                                           ------        ------

Class A Units outstanding                                   7,500         7,500
                                                           ------        ------
                                                           ------        ------

Net income per Class A Unit                                $ 0.09        $ 0.03
                                                           ------        ------
                                                           ------        ------


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